EXHIBIT 5.1


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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                 FOUNTAIN PLACE
                   1445 ROSS AVENUE, SUITE 3200 AUSTIN, TEXAS
                         DALLAS, TX 75202 (512) 499-3800
                                 HOUSTON, TEXAS
                          (214) 855-4500 (713) 951-3300
                            TELECOPIER (214) 855-4300

                               SAN ANTONIO, TEXAS
                                 (210) 246-5000


                                WASHINGTON, D.C.
                                 (202) 326-1500


WRITER'S DIRECT DIAL NUMBER
     Ronald J. Frappier
       (214) 855-4743


                                November 25, 1996



El Chico Restaurants, Inc.
12200 Stemmons, Suite 100
Dallas, Texas 75234

         Re:      El Chico Restaurants, Inc.
                  Registration Statement

Gentlemen:

         We have acted as counsel to El Chico Restaurants, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about November 25, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 400,000 shares (the "Shares") of the $.10 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the 1995 Stock Plan for El Chico Restaurants, Inc. (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Articles of Incorporation and the bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Articles of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we

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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION


El Chico Restaurants
November 25, 1996



deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon this firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 400,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 400,000 shares of Common Stock issued or proposed to be isled pursuant to the exercise of options granted under the Plan (the "Options") and/or awards of restricted stock under the Plan ("Restricted Stock" and together with the Options, the "Awards"). Assuming that

                  (1) the outstanding Awards are duly granted, and the Awards to be granted in the future will be duly granted in accordance with the terms of the Plan;

                  (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance pursuant to the Awards; and

                  (3) the consideration for Common Stock issued pursuant to the Awards is actually received by the Company as provided in the Plan (and/or the Award agreement executed in connection with such Plan) and exceeds the par value of such shares;

then the 400,000 shares of Common Sock that may be issued in accordance with the terns of the Plan pursuant to the Awards will be, when and if issued, duly and validly issued, fully paid and nonassessable.











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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION


El Chico Restaurants
November 25, 1996




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  JENKENS & GILCHRIST,
                                                  a Professional Corporation


                                       By:/s/Ronald J. Frappier
                                          -----------------------
                                          Ronald J. Frappier, Esq.


RJF:TAM:jv

cc:      T. Allen McConnell, Esq.
         Jason Villalba, Esq.


CORPDAL:55357.1 14047-00001